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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 17, 1995, February 26, 1996 and March 7, 1997 with respect to the balance sheets of Marwal Systems as of December 31, 1994, 1995 and 1996 and the related statements of income for the years then ended, which reports are included or incorporated by reference in the Registration Statement Form S-4 and related Prospectus of Walbro Corporation for the registration of Exchange Notes and to the reference to our firm under the caption "Experts" included therein.


                                        ERNST & YOUNG AUDIT


Paris, France                           /s/ Gilles Meyer
February 2, 1998                        Gilles Meyer